UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement ☐ Definitive Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-12

BLACKROCK HEALTH SCIENCES TERM TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

YOUR Vote Matters

BlackRock Health Sciences Term Trust (NYSE: BMEZ)

BlackRock has taken shareholder-friendly actions across its closed-end funds to narrow discounts, enhance distributions and deliver long-term value. But activist hedge fund Saba Capital Management L.P. ("Saba") is threatening your investment by attempting to oust the expert management that BlackRock provides. Vote today, defend your fund—and your financial future—from falling into the wrong hands.

Real actions have real impact.

While 2022 was a challenging year, BlackRock has taken meaningful actions to drive significant performance improvements and substantial discount reductions.

	Discount to NAV Narrowing			Total Market Price Return	Fund v. Index Return
	12/31/22	5/20/24	% Improvement	12/31/22 – 5/20/24	12/31/22 – 5/20/24
ECAT	19.19%	→ 8.14%	▲ 57.58%	▲ 32.78%	▲ 19.36%
BIGZ	22.79%	→ 13.51%	▲ 40.72%	▲ 19.91%	▲ 1.16%
BCAT	17.73%	→ 7.75%	▲ 56.29%	▲ 25.18%	▲ 11.75%
BMEZ	17.75%	→ 12.67%	▲ 28.62%	▲ 10.28%	▲ 8.24%
BSTZ	19.92%	→ 14.19%	▲ 28.77%	▲ 26.70%	▲ 0.80%
BFZ	14.72%	→ 7.82%	▲ 46.88%	▲ 11.26%	▲ 7.28%
MHN	12.30%	→ 10.44%	▲ 15.12%	▲ 7.85%	▲ 3.88%
MYN	13.27%	→ 10.17%	▲ 23.36%	▲ 9.31%	▲ 5.33%
BNY	13.19%	→ 9.86%	▲ 25.25%	▲ 9.37%	▲ 5.39%
MPA	14.52%	→ 7.40%	▲ 49.04%	▲ 10.99%	▲ 7.02%

What you need to do:

Vote today.
Defend your fund, save your income.

BlackRock is fighting for YOU. Vote today ONLY on the WHITE proxy card:

- ✓ "FOR" the BlackRock Board nominees
- ✗ "AGAINST" Saba's proposal to terminate the investment management agreement with BlackRock

IMPORTANT: DO NOT RETURN ANY GOLD CARD YOU RECEIVE FROM SABA.

BlackRock.

*Morningstar/BlackRock data as of 5/20/2024. Returns for time periods greater than 1 year are annualized.
*Benchmarks for the funds are as follows: BIGZ (Russell 2500 Growth Index); BMEZ (MSCI Custom ACWI SMID Growth HC Call Overwrite Index); BSTZ (MSCI Custom ACWI SMID Growth IT Call Overwrite Index); BNY/MHN/MYN/MPA/BFZ (Bloomberg Municipal Bond Index); BCAT/ECAT (50% MSCI ACWI Index + 50% Bloomberg US AGG Bond Index)

We ask that all shareholders vote on the enclosed WHITE proxy card today to preserve YOUR Fund:

- ✔ "FOR" the BlackRock Board nominees
- ✖ "AGAINST" Saba's proposal to terminate the investment management agreement with BlackRock

How do I vote?

Vote online

Using the website provided on YOUR enclosed **WHITE** proxy card and following the simple instructions

Vote by phone

By calling the toll-free number on YOUR enclosed **WHITE** proxy card and following the simple instructions

Vote by mail

By completing and returning YOUR enclosed **WHITE** card in the postage paid envelope provided

Please do NOT send back any proxy card you may receive from Saba

- *If you have already sent back the proxy card received from Saba*, you can still change your vote by promptly voting on the **WHITE** proxy card, which will replace the proxy card you previously completed.
- If you have any questions about the proposals to be voted, please feel free to contact Georgeson LLC ("Georgeson"), toll free at 1-866-529-4033.

Important information about the Fund

This material is not an advertisement and is intended for existing shareholder use only. This document and the information contained herein relates solely to BlackRock Health Sciences Term Trust (BMEZ). The information contained herein does not relate to, and is not relevant to, any other fund or product sponsored or distributed by BlackRock or any of its affiliates. **This document is not an offer to sell any securities and is not a solicitation of an offer to buy any securities.**

Common shares for the closed-end fund identified above are only available for purchase and sale at current market price on a stock exchange. A closed-end fund's dividend yield, market price and NAV will fluctuate with market conditions. The information for this Fund is provided for informational purposes only and does not constitute a solicitation of an offer to buy or sell Fund shares.

Performance results reflect past performance and are no guarantee of future results. Current performance may be lower or higher than the performance data quoted. All returns assume reinvestment of all dividends. The market value and net asset value (NAV) of a fund's shares will fluctuate with market conditions. Closed-end funds may trade at a premium to NAV but often trade at a discount.

© 2024 BlackRock, Inc. or its affiliates. All Rights Reserved. **BLACKROCK** is a trademark of BlackRock, Inc., or its affiliates. All other trademarks are those of their respective owners.

May 2024 | BlackRock Health Sciences Term Trust (BMEZ)

Not FDIC Insured • May Lose Value • No Bank Guarantee

BlackRock

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